Exhibit 99.1

NASB Financial, Inc.

NEWS RELEASE

Contact:	Rhonda Nyhus
Vice President and Treasurer
NASB Financial, Inc.
12498 South 71 Highway
Grandview, MO 64030
Phone (816) 765-2200

FOR IMMEDIATE RELEASE: NASB Financial, Inc. Declares Cash Dividend on Common Stock

Grandview, Missouri (April 25, 2014) – On April 25, 2014, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB) (the “Company”), declared a cash dividend on common stock of $0.10 per share. This dividend will be paid on May 20, 2014, to stockholders of record May 9, 2014.

The declaration and payment of this dividend was subject to the prior written approval of the Federal Reserve Bank of Kansas City, the Company’s primary regulator.

NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. (“North American” or the “Bank”). North American operates six offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank, a nationwide residential mortgage lender, also has loan origination offices in greater Kansas City, Missouri.

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